ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Agreement") is entered into and effective as of September 23, 2013 by and between Indo Global Exchange PTE LTD., a company organized under the laws of Singapore ("Seller") and Indo Global Exchange(s) Pte. Ltd., a Nevada corporation ("Purchaser").

WHEREAS, Seller, Purchaser and other signatories thereto are parties to an Amended and Restated Asset Purchase Agreement, dated as of September 23, 2013 (the "Purchase Agreement");

WHEREAS, the execution and delivery of this Agreement is contemplated by Section 5.02(f) of the Purchase Agreement; and

WHEREAS, capitalized terms used herein and not otherwise defined herein have the meanings given to such terms in the Purchase Agreement.

NOW, THEREFORE, in consideration of the promises and mutual agreements set forth in the Purchase Agreement, the parties hereto hereby agree as follows:

1. Assignment and Assumption.  Seller hereby assigns, sells, transfers and sets over (collectively, the “Assignment”) to Purchaser all of Seller’s right, title, benefit, privileges and interest in and to, and all of Seller’s burdens, obligations and liabilities in connection with, each of the Purchased Assets.  Purchaser hereby accepts the Assignment and assumes and agrees to observe and perform all of the duties, obligations, terms, provisions and covenants,

2. Conflict with the Purchase Agreement.  In the event of a conflict between the terms and conditions of this Agreement and the terms and conditions of the Purchase Agreement, the terms and conditions of the Purchase Agreement shall govern, supersede and prevail.  Notwithstanding anything to the contrary in this Agreement, nothing herein is intended to, nor shall it, extend, amplify, or otherwise alter the obligations of the parties contained in the Purchase Agreement or the survival thereof as provided and subject to the limitations set forth in the Purchase Agreement.

3. Further Assurances.  Each of the parties hereto covenants and agrees, at its own expense, to execute and deliver, at the request of the other party hereto, such further instruments of transfer and assignment and to take such other action as such other party may reasonably request to more effectively consummate the assignments and assumptions contemplated by this Agreement.

4. Successors and Assigns.  This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated by Seller (including by operation of law) without the prior written consent of Purchaser.

5. Notices.  Any notice, request or other document to be given hereunder to any party hereto shall be given in the manner specified in Section 8.01 of the Purchase Agreement.  Any party hereto may change its address for receiving notices, requests and other documents by giving written notice of such change to the other parties hereto.

6. Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement or the application of any such provision to any person or circumstance shall be held to be prohibited by or

7. invalid, illegal or unenforceable under applicable law in any respect by a court of competent jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity, illegality or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Agreement.  Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible.

8. Amendments.  This Agreement may be amended, and any provision of this Agreement may be waived; provided that no such amendment or waiver shall be binding upon any party hereto unless set forth in a writing executed by Purchaser and Seller and referring specifically to the provision alleged to have been amended or waived.

9. Counterparts.  This Agreement may be executed in one or more counterparts (including by means of telecopied signature pages), all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party.

10. Governing Law.  The law of the State of Nevada shall govern all questions concerning the construction, validity, interpretation and enforceability of this Agreement, and the performance of the obligations imposed by this Agreement, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Nevada or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Nevada.

11. No Third Party Beneficiaries.  This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give any Person, other than the parties hereto and such permitted assigns, any legal or equitable rights hereunder.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption Agreement to be duly executed as of the day and year first above written.

SELLER:

INDO GLOBAL EXCHANGE PTE LTD.

By:
Name:	Ang Hock Hin
Title:	Director

BUYER:

INDO GLOBAL EXCHANGE(S) PTE. LTD.

By:
Name:	John O’Shea
Title:	President

Signature Page to Assignment and Assumption Agreement